Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

FRED’S, Inc.
Memphis, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-68478 and No. 333-83918) and Form S-8 (No. 33-48380, No. 33-67606, and No. 333-103904) of FRED’S, Inc. of our reports dated April 15, 2010, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of FRED’S, Inc.’s internal control over financial reporting, which appear in this Form 10-K for the year ended January 30, 2010.

/s/BDO Seidman, LLP
Memphis, Tennessee
April 15, 2010